Exhibit 10.7

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

from

GREEN PLAINS OBION, LLC,

as Grantor,

to

W. STANWORTH HARRIS,

a resident of the State of Tennessee,

as Trustee,

for the benefit of

BNP PARIBAS as Agent,

as Beneficiary.

Dated as of June     , 2015

Property Address:

2098 McDonald Road, Rives, TN 38253-3729

PURSUANT TO T.C.A. §47-9-323 AND §47-28-104(b) NOTICE IS HEREBY GIVEN THAT THIS DEED OF TRUST SECURES FUTURE ADVANCES WHICH ARE OBLIGATORY AND WHICH ARE FOR COMMERCIAL PURPOSES.

PURSUANT TO T.C.A. §47-9-502(c) THIS DEED OF TRUST CONSTITUTE A FIXTURE FILING AND IS TO BE INDEXED IN THE REAL PROPERTY RECORDS

BENEFICIARY EXPRESSLY OBJECTS TO THE PRIORITY OF ANY MECHANICS OR MATERIALMEN’S LIENS IMPOSED SUBSEQUENT TO THE DATE OF RECORDATION OF THIS DEED OF TRUST AS SUCH PRIORITY MAY BE OTHERWISE ALLOWED PURSUANT TO THE TERMS OF T.C.A. §66-11-108.

THE MAXIMUM PRINCIPAL INDEBTEDNESS FOR RECORDING TAX PURPOSES IS: $

THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE REAL PROPERTY DESCRIBED HEREIN, AND ALSO CONSTITUTES A FINANCING STATEMENT WHICH IS BEING FILED AS A FIXTURE FILING UNDER TENNESSEE CODE ANNOTATED § 47-9-502. GRANTOR IS THE RECORD OWNER OF THE LAND. THE NAMES AND ADDRESSES OF THE DEBTOR (“GRANTOR” HEREIN) AND SECURED PARTY (“BENEFICIARY” HEREIN) ARE SET FORTH HEREIN.

THIS DEED OF TRUST IS A UNIFORM COMMERCIAL CODE FINANCING STATEMENT WHICH IS BEING FILED AS A FIXTURE FILING IN ACCORDANCE WITH T.C.A. SECTION 47-9-502(c). GRANTOR IS THE RECORD OWNER OF THE LAND. THE COLLATERAL IS DESCRIBED HEREIN, SOME OF WHICH IS OR MAY BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE NAMES AND ADDRESSES OF THE DEBTOR (“GRANTOR” HEREIN) AND SECURED PARTY (“BENEFICIARY” HEREIN) ARE SET FORTH HEREIN

This Instrument Prepared By

and Record and Return to:

Mayer Brown LLP

Jack Edelbrock

71 South Wacker Drive

Chicago, Illinois 60606

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Deed of Trust”) is made as of June 6, 2014, by and among GREEN PLAINS OBION, LLC, a Tennessee limited liability company (together with its successors and permitted assigns, “Grantor”) having an address of 450 Regency Parkway, Suite 400, Omaha, NE 68114, in favor of W. STANWORTH HARRIS, a resident of the State of Tennessee having an address of c/o 325 N. Parkway, Jackson, Tennessee 38305, as trustee (“Trustee”), for the benefit of in favor of BNP PARIBAS (“BNPP”), as Agent (as hereinafter defined), having an address of 787 Seventh Avenue, New York, NY 10019.

RECITALS

A. BNPP, as administrative agent and as collateral agent for the Lenders (defined below) hereinafter identified and defined (BNPP in such capacity as agent for the Lenders, and its successors and assigns in such capacity, being hereinafter referred to as the “Agent”), has entered into a Term Loan Agreement dated as of June 10, 2014 (such Term Loan Agreement, as amended contemporaneously herewith and as the same may be amended or modified from time to time as permitted thereunder, including amendments and restatements thereof in its entirety as permitted thereunder, being hereinafter referred to as the “Loan Agreement”), pursuant to which certain lenders from time to time party to the Loan Agreement (such lenders being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to GREEN PLAINS PROCESSING LLC (the “Borrower”). Any capitalized term used in this Deed of Trust that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Deed of Trust as it is given in the Loan Agreement.

B. Grantor is a Subsidiary of the Borrower and as such will receive substantial direct and indirect benefit from the extension of credit and other financial accommodations made to the Borrower and the Subsidiaries.

C. The Grantor, has executed and delivered to the Agent a Joinder Agreement of even date herewith (as it may from time to time be amended, restated or otherwise modified, the “Guaranty”) pursuant to which the Grantor has guarantied the obligations of the Borrower with respect to the loans made under the Loan Agreement (the “Loans”) and the other extensions of credit and financial accommodations made under each of the other Loan Documents, (together with the Loans, collectively, the “Guarantied Obligations”).

D. It is a condition to the obligation of the Lenders to make the Loans that the Grantor execute and deliver this Deed of Trust to secure the Guarantied Obligations and all direct obligations of the Grantor with respect to the Loans (collectively, the “Obligations Secured”).

GRANT:

NOW, THEREFORE, (A) in consideration of Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged and (B) in consideration of the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Grantor has from time to time incurred or may incur or be liable to the Lenders and the Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, the Grantor does hereby irrevocably grant, bargain, sell, convey assign, transfer, pledge and grant unto Trustee and the successors and assigns of Trustee in trust, for the benefit of Agent with POWER OF SALE and right of entry and possession (for the benefit of the Secured Parties), and their successors and assigns, the real estate legally described in Exhibit A hereto (the “Land”) in Obion County (the “County”), Tennessee (the “State”); together (i) with all right, title and interest, if any, that the Grantor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land; and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”).

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Grantor may now have or hereafter acquire in and to any of the following related to the Land: (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto, (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Grantor without causing a default thereunder or a termination thereof, (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises, (d) all split or division rights with respect to the Land and easements of every nature whatsoever and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”).

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Grantor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Grantor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”). Grantor and Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Grantor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Deed of Trust to be real estate and covered by this Deed of Trust.

TOGETHER WITH all the estate, right, title and interest, if any, of the Grantor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Loan Agreement, the Grantor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Grantor (i) pledges and assigns to the Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Agent all such leases, contracts and agreements (including all the Grantor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that subject to the terms of the Loan Agreement, so long as no Event of Default has occurred and is continuing, a license is hereby given to Grantor to collect and use such Rents.

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property.”

Nothing herein contained shall be construed as constituting the Agent a mortgagee-in-possession in the absence of the taking of title and/or possession of the Mortgaged Property by the Agent. Nothing contained in this Deed of Trust shall be construed as imposing on the Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Agent. In the exercise of the powers herein granted the Trustee and the Agent, prior to Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Trustee or Agent, all such liability being expressly waived and released by the Grantor, except for any such liability arising on account of the Trustee’s or Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto Trustee and the successors and assigns of Trustee in trust, for the benefit of Agent, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth. Except to the extent such a release or waiver is not permitted by applicable law, the Grantor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Grantor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Deed of Trust, (a) the Grantor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens (as defined in the Loan Agreement) and (c) except for the Permitted Liens, the Grantor will forever defend the Mortgaged Property against all claims in derogation of the foregoing, BUT THE CONVEYANCES PROVIDED ABOVE ARE MADE IN TRUST to secure the Obligations Secured and for no other purpose.

SECURITY AGREEMENT AND FINANCING STATEMENT

The Agent and the Grantor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Deed of Trust shall constitute a continuously perfected security agreement, fixture filing and financing statement from the date of the filing of this Deed of Trust for record with the Recorder of Obion County, Tennessee, pursuant to Sections 9-334, 9-502 and 9-516 of the Code. The information provided in this section is provided in order that this Deed of Trust shall comply with the requirements of the Code, for a deed of trust instrument to be filed as a financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Grantor hereby grants a continuing security interest to the Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Grantor and the “Secured Party” is the Agent for the benefit of itself and the other Secured Parties.

(c) The name and address of the Debtor are as set forth in the Preamble to this document.

(d) The name and address of the Secured Party are as set forth in the Preamble to this document.

(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code.

(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A.

(g) The Agent may file this Deed of Trust, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property. Any reproduction of this Deed of Trust or of any other security agreement or financing statement is sufficient as a financing statement.

The Grantor authorizes the Agent to file any financing statement, continuation statement or other instrument that the Agent or the Required Lenders (as defined in the Loan Agreement) may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code. Grantor and Agent agree that the filing of such financing statement[s] in the records normally having to do with personal property shall not in any way affect the agreement of Grantor and Agent that everything used in connection with the production of income from the Mortgaged Property or adapted for use therein or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings, both legal or equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (a) any such item is physically attached to the improvements, (b) serial numbers are used for the better identification of certain items capable of being thus identified in an Exhibit to this Deed of Trust or any of the Loan Documents, or (c) any such item is referred to or reflected in any such financing statement[s] so filed at any time. Similarly, the mention in any such financing statement[s] of the rights in and to (aa) the proceeds of any fire and/or hazard insurance policy or (bb) any award in eminent domain proceedings for a taking or for loss of value, or (cc) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Agent as determined by this instrument or affect the priority of Agent’s security interest granted hereby or by any other recorded documents, it being understood and agreed that such mention in such financing statement[s] is solely for the protection of Agent in the event any court shall at any time hold with respect to the foregoing items (aa), (bb), or (cc), that notice of Agent’s priority of interest, to be effective against a particular class of persons, must be filed in the Code.

FIXTURE FILING

To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-604 and 9-502 of the Code as in effect on the date hereof. Subject to the terms and conditions of the Loan Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in any other Loan Document, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the Required Lenders (as defined in the Loan Agreement).

THIS DEED OF TRUST IS GIVEN FOR COMMERCIAL PURPOSES AND FOR THE PURPOSE OF CREATING A LIEN ON THE MORTGAGED PROPERTY IN ORDER TO SECURE NOT ONLY ANY EXISTING INDEBTEDNESS OR ADVANCES MADE CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF, BUT ALSO FUTURE ADVANCES, WHETHER SUCH ADVANCES ARE OBLIGATORY, OR TO BE MADE AT THE OPTION OF LENDERS, OR BOTH, AND WHETHER MADE BEFORE OR AFTER DEFAULT OR MATURITY OR OTHER SIMILAR EVENTS, TO THE SAME EXTENT AS IF SUCH FUTURE ADVANCES WERE MADE ON THE

DATE OF THE EXECUTION OF THIS SECURITY INSTRUMENT, ALTHOUGH THERE MAY BE NO ADVANCE MADE AT THE TIME OF THE EXECUTION HEREOF AND ALTHOUGH THERE MAY BE NO INDEBTEDNESS OUTSTANDING AT THE TIME ANY ADVANCE IS MADE AS PROVIDED BY T.C.A. SECTION 47-28-102. THIS NOTICE REFERENCING OBLIGATORY FUTURE ADVANCES IS FOR PURPOSES OF COMPLYING WITH T.C.A. SECTION 47-28-104 AND NO OTHER INFERENCE IS TO BE PRESUMED HEREUNDER. NOTWITHSTANDING THE REDUCTION OF THE AMOUNT(S) SECURED HEREBY AT ANY TIME TO ZERO, THIS DEED OF TRUST SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL SUCH TIME AS RELEASE OR SATISFACTION THEREOF IS FILED OR RECORDED BY AGENT

THE FOLLOWING PROVISIONS SHALL ALSO CONSTITUTE AN INTEGRAL PART OF THIS DEED OF TRUST:

1. Payment of Taxes on this Deed of Trust. Without limiting any provision of the Loan Agreement, the Grantor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Deed of Trust or shall levy, assess or charge any tax, assessment or imposition upon this Deed of Trust or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of the foregoing then, the Grantor shall pay for such documentary stamps in the required amount and deliver them to the Agent or pay (or reimburse the Agent for) such taxes, assessments or impositions. The Grantor agrees to provide to the Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Grantor is required or elects to pay under this Section. The Grantor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Deed of Trust shall have been released.

2. Leases Affecting the Real Property. All future lessees under any Lease made after the date of recording of this Deed of Trust shall, at the direction of the Required Lenders (as defined in the Loan Agreement) or at the Agent’s option and without any further documentation, attorn to the Agent as lessor if for any reason the Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Agent, and the Agent shall not be responsible under such Lease for matters arising prior to the Agent becoming lessor thereunder; provided that the Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the Required Lenders (as defined in the Loan Agreement) to do so, or it shall elect in writing to do so.

3. Use of the Real Property. The Grantor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Grantor’s title to such property, or to make possible any claim of easement by prescription or of implied dedication to public use, provided Grantor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Grantor change the use of the Mortgaged Property in any material way, without the consent of the Required Lenders (as defined in the Loan Agreement), which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

4. Insurance. Subject to Section 10.1 of the Loan Agreement, the Grantor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Agent, until the Obligations Secured are paid in full, insurance policies relating to the Mortgaged Property as specified in the Loan Agreement. Prior to an Event of Default, use of insurance proceeds shall be governed by Sections 10.1 and 6.2.3 of the Loan Agreement. Each such policy shall name the Agent as additional insured or loss payee, as applicable, under a standard mortgage endorsement. If an Event of Default exists and is continuing, and the Agent has given notice to the Grantor that the Agent intends to exercise its rights under this Section 4, then the Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 8 of this Deed of Trust.

5. Real Property Taxes. The Grantor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Grantor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Grantor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

6. Condemnation Awards. Subject to the terms of the Loan Agreement, the Grantor assigns to the Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use (“Eminent Domain Proceedings”). If an Event of Default exists and is continuing and the Agent has given notice to the Grantor that the Agent intends to exercise its rights under this Section 6, then the Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the Required Lenders (as defined in the Loan Agreement)) any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 8 of this Deed of Trust.

7. Remedies. Subject to the provisions of the Loan Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Deed of Trust that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the Loan Agreement or other Loan Document, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Agent’s Power of Enforcement. The Agent may immediately foreclose this Deed of Trust by judicial action. The court in which any proceeding is pending for the purpose of foreclosure of this Deed of Trust may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption, and Grantor consents to such appointment. The receiver, out of the Rents when collected, may pay reasonable costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay any part of the Obligations Secured in accordance with the Loan Agreement or any deficiency decree entered in such foreclosure proceeding. The receiver shall have all of the rights and powers permitted under the laws of the State of Tennessee. Grantor will pay unto Agent upon demand all expenses, including receiver’s fees, attorneys’ fees, costs, and Administrative Agent’s compensation, incurred pursuant to the provisions of this Section 7(a), and any such amounts paid by Agent shall be added to the Obligations Secured and shall be secured by this Deed of Trust. Upon or at any time after the filing of a suit to foreclose this Deed of Trust, the court in which such suit is filed shall have full power to enter an order placing the Agent in possession of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(b) Agent’s Right to Enter and Take Possession, Operate and Apply Income. The Agent shall, at the direction of Required Lenders (as defined in the Loan Agreement) or at its option, have the right to direct the Trustee, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the Loan Agreement or any deficiency decree entered in any foreclosure proceeding. If Grantor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Mortgaged Property to Agent, and Grantor hereby specifically consents to the entry of such judgment or decree. Grantor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Administrative Agent and its attorneys and agents, and all such expenses and compensation, until paid, shall become part of the Obligations Secured and shall be secured by this Deed of Trust.

(c) Foreclosure by Power of Sale.

(i) If the Obligations Secured by this Deed of Trust are paid with interest when due, and if the agreements contained in this Deed of Trust and Loan Documents are faithfully performed, then this Deed of Trust shall be void, and the Mortgaged Property shall be released at the cost of Grantor. Upon the occurrence of an Event of Default, and at any time thereafter, in addition to the other remedies provided for herein, the Trustee, or the Agent or successor of Trustee, at the request of the Agent, shall proceed to sell the Mortgaged Property, or any part of the Mortgaged Property, at public venue, to the highest bidder, by the STATUTORY POWER OF SALE granted herein, at the front door of the Obion County Courthouse in Obion, Tennessee, for cash, in bar of all statutory and equitable rights of redemption, homestead, dower, and any and all other rights and exceptions of every kind, all of which are hereby waived by the Grantor, in order to pay the Obligations Secured, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorney’s fees, provided the Trustee shall first give the required legal notice of the time, terms and place of sale, and a description of the Mortgaged Property to be sold. Advertisement of sale shall be made at least three (3) different times in a newspaper published in the county where the sale is to be made. The first publication is to be at least twenty (20) days prior to the sale and such sale shall occur between the hours of 10:00 a.m. and 4:00 p.m. on the day fixed in the notice. Grantor shall bear all expenses of any foreclosure proceeding which is terminated before sale at Grantor’s request. Following any such public sale, Trustee may execute and deliver to the purchaser a deed of conveyance of the Mortgaged Property or any part of the Mortgaged Property in fee simple, and any statement or recital of fact in such deed in relation to the nonpayment of money secured hereby, notice by advertisement, sale, or receipt of money, shall be prima facie evidence of the truth of such statement or recital. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold in its entirety or in separate parcels, and in such manner or as Agent, in its sole discretion, may elect, and if Agent so elects, Trustee may sell the personal property covered by this Deed of Trust at one or more separate sales in any manner permitted by the Code, as enacted in the State of Tennessee, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property are sold or the Obligations Secured are paid in full. If the Obligations Secured are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease, or other security instruments, Agent may, at its option, exhaust the remedies granted under any of said security instruments, either concurrently or independently, and in such order as Agent may determine.

Any sale held under the provisions of this Deed of Trust may be adjourned by the Trustee, or his Agent or successors, and reset at a later date without additional publication, provided that an announcement to such effect is made at the scheduled place of sale at the time and on the date the sale was originally set. Any such sale will be held within one year of the originally scheduled sale and notice will be provided to Grantor as required by T.C.A. §35-5-101(f)(3).

(ii) Following an Event of Default, Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Section 7(c), either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits in law or in equity, or by any other appropriate proceeding or remedy (i) to enforce payment of the Obligations Secured or the performance of any term, covenant, condition, or agreement of this Deed of Trust or any other right, and (ii) to pursue any other remedy available to Agent, all as Agent, in its sole discretion, shall elect. Agent shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Deed of Trust, and the right of Agent to recover any such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Deed of Trust, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, and of the application of the proceeds of sale as in this Deed of Trust provided, to the payment of the Obligations Secured, Agent shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon the Obligations Secured, and to enforce payment of all other charges, payments and costs due under this Deed of Trust, and shall be entitled to recover judgments for any portion of the debt remaining unpaid, with interest at the highest rate of interest permitted under the Loan Agreement. If a portion of the Mortgaged Property is sold pursuant to this Section, the Loan Documents will remain in full force and effect with respect to any unmatured portion of the Obligations Secured and this Deed of Trust will continue as a valid and enforceable first lien on and security interest in the remaining portion of the Mortgaged Property, without loss of priority and without impairment of any of Agent’s rights and remedies with respect to the unmatured portion of the Obligations Secured;

(iii) Upon any foreclosure sale or sale of all or any portion of the Mortgaged Property under the power herein granted, Agent may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Obligations Secured as a credit to the purchase price.

(iv) In the event of a foreclosure or a sale of all or any portion of the Mortgaged Property, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including reasonable fees of the attorney and trustee (and attorney and trustee fees and expenses shall become absolutely due and payable whenever foreclosure is commenced); then to insurance premiums, liens, assessments, taxes, and charges including utility charges advanced by Agent, and interest thereon; then to payment of the Obligations Secured and accrued interest thereon; and finally the remainder, if any, shall be paid to Grantor, or to the person or entity lawfully entitled thereto.

(v) In the event of any such foreclosure sale or sale under the power herein granted, Grantor (if Grantor shall remain in possession) shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

(vi) Grantor agrees, to the full extent permitted by law, that in case of an Event of Default hereunder, neither Grantor nor anyone claiming through or under Grantor will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption, or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the absolute sale of the Mortgaged Property, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Grantor, for itself and all who may at any time claim through or under Grantor, hereby waives to the full extent that it may lawfully so do the benefit of all such laws and any and all right to have the assets subject to the security interest of this Deed of Trust marshaled upon any foreclosure or sale under the power herein granted.

(vii) Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Obligations Secured, or any part thereof.

(viii) In case of a sale by the Trustee enforcing the provisions hereof, Grantor waives and surrenders all right and equity of redemption, statutory right of redemption, or repurchase of said land and Mortgaged Property and all other exemptions. From the time of the conveyance of said land under such sale by the delivery of a deed to a purchaser, Grantor and all persons holding under it, shall be and become the tenant or tenants at will of the purchaser, holding from month to month, with rent payable to such purchaser monthly in advance, commencing with the day of delivery of said deed.

(ix) In case Agent shall have proceeded to enforce any right, power, or remedy under this Deed of Trust by foreclosure, entry, or otherwise, and such proceedings shall have been determined adversely to Agent, then in every such case, the costs and expenses incurred by Agent in such matter shall not be included in the Obligations Secured, and the Grantor, Trustee, and Agent shall be restored to their former positions and rights hereunder, and all rights, powers, and remedies of Agent shall continue as if no such proceeding had occurred.

(x) No right, power, or remedy conferred upon or reserved to Agent by this Deed of Trust is intended to be exclusive of any other right, power, or remedy, but each and every such right, power, and remedy shall be cumulative and concurrent and shall be in addition to any other right, power, and remedy given hereunder or now or hereafter existing at law, in equity, or by statute

(d) Rights under the Code. With respect to those portions of the Mortgaged Property covered by the Code, Agent may exercise any and all rights granted to a secured party under the Code.

8. Application of the Rents or Proceeds from Foreclosure or Sale. All proceeds of any foreclosure of this Deed of Trust by judicial action or, to the extent permitted by applicable law, any sale of the Mortgaged Property by advertisement shall (and any decree for sale in the event of a foreclosure by judicial action shall provide that such proceeds shall) be applied as follows:

(a) First, to all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Agent to the extent reimbursable under applicable law in connection with (i) the Grantor’s execution, delivery and performance of this Deed of Trust, (ii) protecting, preserving or maintaining the Real Property and (iii) enforcing the rights of the Agent hereunder (collectively “Costs and

Expenses”). All Costs and Expenses shall become additional Obligations Secured when paid or incurred by the Agent in connection with any proceeding, including any bankruptcy proceeding, to which any Secured Party shall be a party, either as plaintiff, claimant or defendant, by reason of this Deed of Trust or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or if permitted by applicable law, any sale by advertisement.

(b) Then, to all Obligations Secured that then remain unpaid in such order as the Required Lenders (as defined in the Loan Agreement) may determine in their discretion. If Agent is the final purchaser at the foreclosure sale of the Mortgaged Property, the foreclosure sale price (Agent’s final bid) shall be applied against the Obligations Secured.

The Grantor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

9. Cumulative Remedies; Delay or Omission Not a Waiver. No remedy or right of the Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Agent.

10. Agent’s Remedies against Multiple Parcels. If (a) the Mortgaged Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Agent shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations Secured upon other property (whether or not such property is owned by Grantor, or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Agent may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations Secured (including the Mortgaged Property), which action shall be brought or consolidated in the courts of any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Lenders to extend the Obligations Secured by this Deed of Trust, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens that it may now or hereafter have. Grantor further agrees that if Agent shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations Secured, or if Agent shall have obtained a judgment of foreclosure and a sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained inside or outside the State of Tennessee, Agent may commence or continue foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Mortgaged Property, and

Grantor waives any objection to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. Neither the commencement not continuation of proceedings to foreclose this Deed of Trust nor the exercise of any other rights hereunder nor the recovery of any judgment by Agent in any such proceedings shall prejudice, limit or preclude Agent’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either inside or outside the State of Tennessee) that directly or indirectly secures the obligations, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action judgment connected to the Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Deed of Trust on such basis. It is expressly understood and agreed that, to the fullest extent permitted by law, Agent may, at its election, cause the sale of all collateral that is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations Secured (directly or indirectly) in the most economical and least time-consuming manner.

11. No Merger. In the event of a foreclosure of this Deed of Trust or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the Required Lenders (as defined in the Loan Agreement), not be merged into any decree of foreclosure entered by the court, and the Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

12. Notices. All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Loan Agreement.

13. Governing Law. This Deed of Trust shall be construed, governed and enforced in accordance with the laws of the State. Wherever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Deed of Trust.

14. Satisfaction of Deed of Trust. Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Loan Agreement for discharge of the Mortgaged Property from this Deed of Trust, then the Agent shall, promptly upon request of the Grantor, execute and deliver to the Grantor a discharge of this Deed of Trust or reconveyance of the Mortgaged Property reasonably acceptable to the Grantor.

15. Successors and Assigns Included in Parties; Third Party Beneficiaries. This Deed of Trust shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Grantor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Grantor and to the Agent shall be deemed to include their respective successors and assigns. The Grantor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Grantor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Grantor’s representations, warranties, covenants and agreements hereunder.

16. WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. The Grantor agrees, to the full extent permitted by law, that neither the Grantor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Grantor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that the Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. To the full extent permitted by law, the Grantor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof. The Grantor further waives, to the full extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Deed of Trust and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Grantor or any affiliate to limit the right of the Agent to pursue or commence concurrent actions against the Grantor or any such affiliate or any property owned by any one or more of them. also expressly waives all rights of redemption, whether statutory or otherwise including, but not limited to, the equity of redemption and the statutory right of redemption provided under T.C.A. §66-8-101 et seq. and under any similar or successor statute.

17. Interpretation with Other Documents. Notwithstanding anything in this Deed of Trust to the contrary, in the event of a conflict or inconsistency between this Deed of Trust and the Loan Agreement, the provisions of the Loan Agreement will govern.

18. Future Advances. This Deed of Trust is a “Future Advance Deed of Trust” under the laws of the State. In addition to any other Obligations Secured by this Deed of Trust, this Deed of Trust shall also secure (i) future obligations of up to $345,000,000.00 (whether as an obligation, made at the option of the Lenders, made after a reduction to a zero (0) or other balance, or made otherwise) to the same extent as if the future obligations and advances were made on the date of this Deed of Trust and (ii) future modifications, extensions and renewals of any indebtedness or obligations secured by this Deed of Trust. The lien of this Deed of Trust with respect to such future obligations, advances, modifications, extensions and renewals shall have the same priority to which this Deed of Trust otherwise would be entitled without regard to the fact that such future obligations, advances, modifications, extensions, or renewals may occur after this Deed of Trust is executed. This Section 18 shall serve as notice to all persons who may seek or obtain a lien on the Mortgaged Property subsequent to the date of recording of this Deed of Trust that until this Deed of Trust is released, that advances made subsequent to the recording of this Deed of Trust, shall be secured with the priority afforded this Deed of Trust as recorded, and all contractors, subcontractors, vendors and other Persons dealing with the Mortgaged Property, or with any Persons interested therein, are hereby required to take notice that nothing contained in this Deed of Trust shall constitute any consent or request by Agent, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Mortgaged Property, or any part thereof.

19. Changes. Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by the Grantor and the Agent relating to this Deed of Trust shall be superior to the rights of the holder of any intervening lien or encumbrance.

20. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

(a) The Grantor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Loan Agreement, in any action or proceeding arising out of or relating to this Deed of Trust, and the Grantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Loan Agreement.

(b) The provisions of the Loan Agreement contained in Sections 14.14 and 14.15 thereof are hereby incorporated by reference as if set out in their entirety in this Deed of Trust.

(c) To the extent that the Grantor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Grantor hereby irrevocably waives such immunity in respect of its obligations under this Deed of Trust.

(d) Notwithstanding the provisions of the Loan Documents and this Deed of Trust restricting (i) prepayment of the Obligations Secured, and (ii) restrictions on any transfer of the Mortgaged Property or on interests in Grantor, in the event that individually or jointly such restrictions shall be deemed by a court of competent jurisdiction to result in an unreasonable restraint on alienation of property, and therefore are unenforceable, Agent shall have the right to elect which of such provisions it desires to waive and the other shall remain in full force and effect. Agent shall make such election within fifteen (15) business days following any such decision by a court of competent jurisdiction, after the expiration of all appeal periods.

21. Time of Essence. Time is of the essence with respect to the provisions of this Deed of Trust.

22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Deed of Trust. In the event an ambiguity or question of intent or interpretation arises, this Deed of Trust shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Deed of Trust.

23. Agent’s Right to Appear. After the occurrence of an Event of Default, or in any situation where the Agent or the Required Lenders reasonably determine that the Grantor’s action is not protective of the interest of the Agent in the Mortgaged Property, Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Grantor or in the Agent’s name, that the Required Lenders (as defined in the Loan Agreement), in their sole discretion, determine is necessary to be brought to protect the Secured Parties’ interest in the Mortgaged Property, as long as Agent provided Grantor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Agent shall promptly thereafter notify Grantor of the bringing of such proceeding). Nothing herein is intended to prohibit Grantor from bringing or defending any suit relating to the Mortgaged Property.

24. No Liability of Secured Parties. Notwithstanding anything to the contrary contained in this Deed of Trust, this Deed of Trust is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Grantor with respect to any of the Mortgaged Property. Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person. The Grantor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Grantor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Grantor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

25. Indemnity. Grantor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any presence, release, threatened release or disposal of any Hazardous Material by Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Grantor or any subsidiary of Grantor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Grantor made herein or in any other Loan Document (as defined in the Loan Agreement) evidencing or securing any obligation under the Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto. The foregoing indemnity shall survive the termination of this Deed of Trust and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

26. Variable Interest Rate. The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the Loan Agreement and the other documents relating to the Obligations Secured.

27. Revisions to Obligations Secured. The parties acknowledge, and all third parties having notice of this Deed of Trust are hereby advised, that this Deed of Trust, and the documents evidencing the Obligations Secured may from time to time be amended, restated or otherwise modified. Such modifications may include, without being limited to: (1) extension or acceleration of maturity dates, (2) increase or decrease in interest rates, and (3) increase or decrease in required payments. It is the intent of the Grantor and Agent that this Deed of Trust shall retain its priority both as to the initial amount of the Obligations Secured and as to any increase in the Obligations Secured pursuant to an such amendment, restatement or modification. Accordingly, all third parties considering making advances of credit to the Grantor are advised to contact the Agent for a statement as to the details of the Obligations Secured before relying on the face of this Deed of Trust as the basis of making such advances of credit.

28. Trustee Provisions. Agent may at any time, with or without cause and without notice to Trustee or to Grantor, remove the Trustee herein named and appoint a successor by an instrument in writing recorded in the same County and State in which this instrument is recorded. The successor Trustee so appointed shall succeed to all the rights, title, and powers and be subject to the same obligations, duties, waivers, and immunities conferred upon the Trustee herein named, and no resignation, evidence of inability, failure to function, or evidence of absence of the Trustee herein named shall be required, and such powers of substitution shall continue so long as any part of the indebtedness secured hereby remains unpaid. The necessity of Trustee or any successor in trust making oath, filing inventory, or giving bond as security for the execution of this trust, as required by the laws of Tennessee, is hereby expressly waived and this Deed of Trust may be modified or amended without the consent or approval of the Trustee.

29. No Consent by Agent. Agent has not consented and will not consent to any contract or to any work or to the furnishing of any materials which might be deemed to create a lien or liens superior to the lien of this Deed of Trust, either under Section 66-11-108 of Tennessee Code Annotated, or otherwise.

IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the individual identified below on behalf of the Grantor (and said individual hereby represents that s/he possesses full power and authority to execute and deliver this instrument).

THE GRANTOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE GRANTOR HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS DEED OF TRUST.

GREEN PLAINS OBION, LLC, a Tennessee limited liability company

By:	/s/ Michelle Mapes
Name:	Michelle Mapes
Its:	EVP-General Counsel & Corporate Secretary

STATE OF	)
) SS.
COUNTY OF	)

Before me,                                 , of the state and county aforesaid, personally appeared Michelle Mapes, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged herself to be the Executive Vice President, General Counsel and Corporate Secretary of GREEN PLAINS OBION, LLC, the within named bargainor, a Tennessee limited liability company, and that Michelle Mapes, as such officer, executed the foregoing instrument for the purpose therein contained by signing the name of the company by herself as such officer.

WITNESS my hand and seal at office in Omaha, Nebraska this 10th day of June, 2015.

/s/ Angela Y. Madathil
Notary Public

[AFFIX NOTARY SEAL]

My commission expires:

1/5/2016

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